Exhibit 10.1

Form of Agreement for Stock Options granted under the 1998 Stock Incentive Plan and 1998 Non-Employee Director Stock Option Plan

Dear_______:

I am pleased to inform you of a grant of options to purchase common stock of Nutraceutical International Corporation (the “Company”).  This grant is pursuant to the [insert applicable stock option plan name] (the “Plan”).  The details of your option grant (the “Option”) are set forth below.  The Option is subject to the attached Option Terms as well as the Plan, and you should read and comply with both in connection with any exercise.

Granted To (Optionee):

Social Security Number:

Grant Date:

Option Shares Granted:

Exercise Price (Per Share):	[close of market on date of grant]

Expiration Date:	[10 years from date of grant]

Vesting Schedule:

Additional Terms:	See attached Option Terms

If you have any questions about your Option(s), or if you need a copy of any documents associated with the Plan, including the Plan Prospectus, you may contact anyone in the Legal Department.

We appreciate your dedication and the dedication of all our employees.  Please keep up the good work.

Sincerely,

NUTRACEUTICAL INTERNATIONAL CORPORATION

Frank W. Gay II
Chairman and CEO

OPTION TERMS

(Nonqualified Stock Option)

These Option Terms apply to the grant of stock options by Nutraceutical International Corporation, a Delaware corporation (the “Company”) to the employee or person identified on the cover page or cover letter hereto (the “Optionee”)

Pursuant to the Company’s 1998 Stock Incentive Plan (the “Plan”), the Company wishes to grant to the Optionee an Option (the “Option”), and the Optionee wishes to accept such grant, to acquire that number of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) listed on the cover page hereto (the “Option Shares”), subject in all respects to these Option Terms.

The terms and conditions of the grant are as follows:

1.             OPTION.

(a)           Term.  Subject to the terms and conditions set forth herein, the Company hereby grants to the Optionee (or such other persons as permitted by paragraph 6) an Option to purchase the Option Shares at a price per share equal to that amount listed on the cover page hereto (the “Exercise Price”), payable upon exercise as set forth in paragraph 1(b) below.  The Option shall expire at the close of business on the tenth anniversary of the Grant Date (the “Expiration Date”), subject to earlier expiration upon the termination of the Optionee’s employment as provided in paragraph 3(b) below.  The Exercise Price and the number and kind of shares of Common Stock or other property for which the Option may be exercised shall be subject to adjustment as provided in paragraph 11 hereto.  The Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

(b)           Payment of Option Price.  Subject to paragraph 2 below, the Option may be exercised in whole or in part upon payment of an amount (the “Option Price”) equal to the product of (i) the Exercise Price multiplied by (ii) the number of Option Shares to be acquired. Payment of the Option Price shall be made to the Company in cash or by check by the Optionee at the time of the delivery of such Option Shares.  The Committee, in its discretion, may elect to accept other forms of payment for the Option Price.

2.             EXERCISABILITY/VESTING.

(a)           Normal Vesting.  The Option granted hereunder may be exercised only to the extent it has become vested.  The Option shall vest and become exercisable with respect to the number of Option Shares (set forth on a cumulative basis) indicated on the cover page hereto, if and only if the Optionee is, and has been, continuously employed by the Company from the Grant Date through the applicable Vesting Date.  There shall be no partial vesting or pro-rations between Vesting Dates.

(b)           Effect on Vesting in Case of Employment Termination.  Notwithstanding paragraph 2(a) above, the following special vesting rules shall apply if the Optionee’s employment with the Company terminates prior to the Option becoming fully vested:

(i)            Death or Permanent Disability.  If the Optionee dies or becomes subject to a Permanent Disability while an employee of the Company, then the Option shall be vested and become fully exercisable as to all of the Option Shares.

(ii)           Other Termination of Employment.  Unless otherwise determined by the Committee, if the Optionee’s employment terminates other than by death, Permanent Disability or discharge for Cause, the Option shall be vested and fully exercisable with respect to that portion of the Option that was vested and exercisable on the date such employment with the Company ceased and any portion of the Option that was not vested and exercisable on such date shall expire and be forfeited.

(c)           Change in Control.  In the event of a Change in Control, the Option shall be vested and become fully exercisable as to all of the Option Shares.  The Committee may in its sole discretion direct the Company to cash out the Option on the basis of the Change in Control Price as of the date the Change of Control occurs or such other date the Committee may determine prior to the Change in Control.

3.             EXPIRATION OF OPTION.

(a)           Normal Expiration.  In no event shall any part of the Option be exercisable after the Expiration Date set forth in paragraph 1(a) above.

(b)           Early Expiration Upon Termination of Employment. Any portion of the Option that was not vested and exercisable on the date the Optionee’s employment with the Company terminated shall expire and be forfeited on such date (after giving effect to the vesting provisions of paragraphs 2(b) and 2(c) above), and any portion of the Option that was vested and exercisable on the date such employment with the Company terminated shall also expire and be forfeited; provided that if the Optionee dies or becomes subject to a Permanent Disability, or ceases employment for any reason other than discharge for Cause, the portion of the Option that was vested and exercisable on the date such employment with the Company terminated shall expire 180 days from the date of such death or Permanent Disability or cessation or employment, but in no event after the Expiration Date. If the Optionee is discharged for Cause, all of the Option not previously exercised shall expire and be forfeited whether exercisable or not.

4.             PROCEDURE FOR EXERCISE.  The Optionee may exercise all or any portion of the Option, to the extent it has vested and is outstanding, at any time and from time to time prior to the Expiration Date, by delivering written notice to the Company (to the attention of the Company’s Chief Financial Officer) and the written acknowledgment that the Optionee has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to the Optionee regarding the Company, together with payment of the Option Price in accordance with the provisions of paragraph 1(b) above.  As a condition to any exercise of the Option, the Optionee shall permit the Company to deliver to the Optionee all financial and other information regarding the Company it believes necessary to enable such Optionee to make an informed investment decision, and the Optionee shall make all customary investment representations which the Company requires.

5.             SECURITIES LAWS RESTRICTIONS AND OTHER RESTRICTIONS ON TRANSFER OF OPTION SHARES.  By exercising the Option, the Optionee:  (i) represents that the Optionee shall be purchasing Option Shares for the Optionee’s own account and not on behalf of others, and (ii) acknowledges that the Optionee understands and acknowledges that federal and state securities laws govern and restrict his or her right to offer, sell or otherwise dispose of any Option Shares unless the offer, sale or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder.  By accepting the grant of the Option, the Optionee agrees that he or she will not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law.  The certificates for any Option Shares purchased shall bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

6.             TRANSFERABILITY OF OPTION.  The Option granted hereunder may be transferred by the Optionee (i) by will or the laws of descent and distribution, (ii)  to any member of the Optionee’s Family Group, or (iii) with the prior written approval of the Committee, to or for the benefit of a tax-exempt charitable organization, a nonprofit corporation, or a split interest trust, all of the income and remainder interests of which are payable to or for the benefit of one or more member’s of the Optionee’s Family Group and a tax-exempt charitable organization; provided, that any such transferees who receive an Option under 6(ii) or (iii) shall have agreed in writing to be bound by these Option Terms.  Unless the context otherwise requires, references herein to the Optionee are deemed to include any permitted transferee under this paragraph 6.  During the Optionee’s lifetime, only the Optionee (or his or her guardian or legal representative) or his or her permitted transferee may exercise the Option.  In the event of the Optionee’s death, the Option (to the extent still held by the Optionee at such time) may be exercised only (i) by the executor or administrator of the Optionee’s estate or the person or persons to whom his or her rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that the Optionee was entitled hereunder at the date of the Optionee’s death.

7.             CONFORMITY WITH PLAN.  The Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference).  Inconsistencies between these Option Terms and the Plan shall be resolved in accordance with the terms of the Plan.  By accepting the grant of this Option, the Optionee acknowledges his or her receipt of these Option Terms and agrees to be bound by all of the terms of these Option Terms.

8.             RIGHTS OF PARTICIPANTS.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Optionee’s employment at any time (with or without Cause), nor confer upon the Optionee any right to continue in the employ of the Company for any period of time or to continue his or her present (or any other) rate of compensation, and in the event of termination of employment (including, but not limited to, termination by the Company without Cause) any portion of the Option that was not previously vested and exercisable shall expire and be forfeited (other than termination due to death or Permanent Disability).  Nothing in this Agreement shall confer upon the Optionee any right to be selected again as a Plan participant, and nothing in the Plan or this Agreement shall provide for any adjustment to the number of Option Shares subject to the Option upon the occurrence of subsequent events except as provided in paragraph 11 below.

9.             WITHHOLDING OF TAXES.  The Company shall be entitled, if necessary or desirable, to withhold from the Optionee from any amounts due and payable by the Company to the Optionee (or secure payment from him or her in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Shares issuable hereunder, and the Company may defer such issuance unless indemnified by the Optionee to its satisfaction.

10.           CERTAIN DEFINITIONS.  For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Board” means the Board of Directors of the Company.

“Cause” shall mean (i) the willful commission of a felony or a fraud involving the Company or its subsidiaries or affiliates by the Optionee or (ii) any act or acts of gross negligence or willful misconduct by the Optionee in the performance of his or her duties which results in or causes material economic harm to the Company or its subsidiaries or affiliates. The determination as to whether the Optionee was terminated for Cause shall be made by the Board in its sole discretion.

“Change in Control” means the occurrence of any of the following:

(i)            When any “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary, any existing stockholders of the Company on the effective date of the Plan and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), after the effective date of the Plan, of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities;

(ii)           When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24 month period) or by prior operation of this provision; or

(iii)          The approval by the stockholders of the Company of a transaction involving the acquisition of the Company by an entity other than the Company or a subsidiary through purchase of assets, by merger, or otherwise.

“Change in Control Price” means the highest price per share of Common Stock paid in any transaction reported on the Nasdaq National Market or paid or offered in any bona fide transaction related to a Change in Control at any time during the 60-day period immediately preceding the occurrence of the Change in Control, in each case as determined by the Committee.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

“Committee” shall mean the Compensation Committee of the Board of Directors, or such other committee of the Board which may be designated by the Board to administer the Plan.  Any reference herein to the Committee shall be deemed to refer to the Board in the event that the Board has not delegated the administration of the Plan to the Committee.

“Common Stock” shall mean the Company’s Common Stock, par value $.01 per share, or, in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

“Company” shall mean Nutraceutical International Corporation, a Delaware corporation, and (except to the extent the context requires otherwise) any subsidiary corporation of the Company as such term is defined in Section 425(f) of the Code.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

“Family Group” means an Optionee’s spouse and children (whether natural or adopted) and any trust established solely for the benefit of the Optionee and/or the Optionee’s spouse and/or children.

“Grant Date” shall mean the date on which the Option was granted, as indicated on the cover page hereof.

“Option Shares” shall mean (i) all shares of Common Stock issued or issuable upon the exercise of the Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock.

“Permanent Disability” shall mean the Optionee’s permanent inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively his or her duties and obligations to the Company or to participate effectively and actively in the management of the Company, as determined in the reasonable judgment of the Board.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute.

11.           ADJUSTMENTS.  In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee shall, in order to prevent the dilution or enlargement of rights under the Option, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by the Option and the Exercise Price specified herein as may be determined to be appropriate and equitable.

12.           ADDITIONAL RESTRICTIONS ON TRANSFER.

(a)           Restrictive Legend.  Unless the Option Shares are covered by an effective registration statement under the Securities Act, the certificates representing the Option Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.”

(b)           Opinion of Counsel.  The Optionee may not sell, transfer or dispose of any Option Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.

13.           REMEDIES.  The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of these Option Terms and to exercise all other rights existing in their favor.  Any party hereto may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

14.           AMENDMENT.  Except as otherwise provided herein, any provision of these Option Terms may be amended or waived only with the prior written consent of the Optionee and the Company.

15.           SUCCESSORS AND ASSIGNS.  Except as otherwise expressly provided herein, all covenants and agreements contained in these Option Terms by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

16.           SEVERABILITY.  Whenever possible, each provision of these Option Terms shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of these Option Terms is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of these Option Terms.

17.           DESCRIPTIVE HEADINGS.  The descriptive headings of these Option Terms are inserted for convenience only and do not constitute a part of this Agreement.

18.           GOVERNING LAW.  The corporate law of the State of Delaware shall govern all questions concerning the relative rights of the Company and its stockholders.  All other questions concerning the construction, validity and interpretation of these Option Terms shall be governed by the internal law, and not the law of conflicts, of the State of Utah.

19.           NOTICES.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of these Option Terms shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient.  Such notices, demands and other communications shall be sent to the Optionee at the address appearing on the cover page to this Agreement and to the Company at Nutraceutical International Corporation, 1400 Kearns Boulevard, 2nd Floor, Park City, Utah 84060, Attn:  Chief Financial Officer, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

20.           ENTIRE AGREEMENT.  These Option Terms, the cover page hereto, and the terms of the Plan constitute the entire understanding between the Optionee and the Company, and supersede all other agreements, whether written or oral, with respect to the acquisition by the Optionee of the Option Shares.